UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Debtors: Frontier Airlines Holdings, Inc., et al. (1)
Case Number: Jointly Administered 08-11298 (RDD)

Monthly Operating Report for the Period:
Month ended July 31, 2009

Debtors’ Address:
7001 Tower Road
Denver, CO 80249

Monthly Operating Income:  $17.8 million

Debtors’ Attorney:
Damian Schaible
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Telephone:  (212) 450-4000
Fax : (212) 450-6501
Email:  damian.schaible@dpw.com

Report Preparer: Frontier Airlines Holdings, Inc.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: August 27, 2009	/s/ Heather Iden
Heather Iden
Vice President Controller

(1)	See next page for a listing of Debtors by case number.
(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT

(1) The Debtors in these jointly administered cases are as follows:

Debtor Name	Case Number
Frontier Airlines, Inc.	08-11297
Frontier Airlines Holdings, Inc.	08-11298
Lynx Aviation, Inc.	08-11299

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
SCHEDULE OF DISBURSEMENTS

Debtor Name	Case Number	Disbursements for April 10, 2008 to April 30, 2008	Disbursements for month ended May 31, 2008	Disbursements for month ended June 30, 2008
Frontier Airlines, Inc.	08-11297	$83,767,766	$142,196,923	$164,914,886
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$961,414	$1,353,682	$6,791,728

Debtor Name	Case Number	Disbursements for month ended July 31, 2008	Disbursements for month ended August 31, 2008	Disbursements for month ended September 30, 2008
Frontier Airlines, Inc.	08-11297	$143,770,237	$155,230,714	$136,478,359
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$4,718,790	$4,944,656	$3,228,961

Debtor Name	Case Number	Disbursements for the month ended October 31, 2008	Disbursements for the month ended November 30, 2008	Disbursements for the month ended December 31, 2008
Frontier Airlines, Inc.	08-11297	$101,142,014	$101,849,443	$91,293,244
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$2,979,135	$3,094,850	$6,568,062

Debtor Name	Case Number	Disbursements for the month ended January 31, 2009	Disbursements for the month ended February 28, 2009	Disbursements for the month ended March 31, 2009
Frontier Airlines, Inc.	08-11297	$112,494,144	$105,711,455	$92,196,807
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$4,719,470	$3,123,645	$7,166,953

Debtor Name	Case Number	Disbursements for the month ended April 30, 2009	Disbursements for the month ended May 31, 2009	Disbursements for the month ended June 30, 2009
Frontier Airlines, Inc.	08-11297	$111,961,288	$98,832,027	$94,883,165
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$4,127,258	$4,321,774	$5,137,517

Debtor Name	Case Number	Disbursements for the month ended July 31, 2009	Disbursements filing to date
Frontier Airlines, Inc.	08-11297	$112,115,631	$1,848,838,102
Frontier Airlines Holdings, Inc.	08-11298	$–	$–
Lynx Aviation, Inc.	08-11299	$4,864,656	$68,102,551

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS

(In $U.S. 000’s)	Month Ended	Filing
	July 31, 2009	To date

Revenues:
Passenger	$104,762	1,546,247
Cargo	467	7,833
Other	8,330	85,205
Total revenues	113,559	1,639,285

Operating expenses:
Flight operations	13,032	212,144
Aircraft fuel	28,037	609,489
Aircraft lease	9,339	149,776
Aircraft and traffic servicing	14,871	235,123
Maintenance	5,319	109,917
Promotion and sales	10,136	135,449
General and administrative	5,039	74,222
Operating expenses – regional partner	–	22,288
Loss (gain) on sales of assets, net	(3)	(8,536)
Employee separation and other charges	–	462
Depreciation	2,935	52,081
Total operating expenses	88,705	1,592,415

Operating income	24,854	46,870

Nonoperating income (expense):
Interest income	100	4,296
Interest expense (contractual interest expense was $41,103 from April 10, 2008 to July 31, 2009) (Note 2)	(1,660)	(35,036)
Loss from early extinguishment of debt	–	(1,174)
Other, net	58	(541)
Total nonoperating expenses, net	(1,502)	(32,455)

Income (loss) before reorganization items and income taxes	23,352	14,415

Reorganization items (Note 4)	5,486	222,926
Income tax expense	104	2,459

Net income (loss)	$17,762	(210,970)

The accompanying notes are an integral part of the financial statements.

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEETS

(In $U.S. 000’s, except share data)	July 31, 2009

ASSETS
Current assets:
Cash and cash equivalents (Note 7)	$67,779
Restricted cash and investments	170,015
Receivables, net of allowance	36,992
Prepaid expenses and other assets	25,053
Inventories, net of allowance	12,993
Assets held for sale	618
Total current assets	313,450

Property and equipment, net	565,313
Security and other deposits	27,376
Maintenance reserve deposits	133,390
Aircraft pre-delivery payments	7,835
Restricted investments	2,987
Deferred loan expenses and other assets	11,056
Total assets	$1,061,407

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities not subject to compromise:
Current liabilities:
Accounts payable (Note 6)	45,671
Air traffic liability	150,859
Other accrued expenses	53,635
Deferred revenue and other current liabilities	13,558
Debtor-in-Possession financing (Note 8)	40,000
Total current liabilities not subject to compromise	303,723

Deferred revenue and other liabilities	17,578
Other long - term debt (post petition)	3,000
Total liabilities not subject to compromise	324,301

Liabilities subject to compromise (Note 5)	679,472
Total liabilities	1,003,773

Stockholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares; none issued	–
Common stock, no par value, stated value of $.001 per share, authorized 100,000,000 shares; 36,945,744 issued and outstanding	37
Additional paid-in capital	197,411
Cumulative effect of change in accounting principle	124,511
Accumulated deficit	(264,325)
Total stockholders’ equity	57,634
Total liabilities and stockholders’ equity	$1,061,407

The accompanying notes are an integral part of the financial statements

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

(In $U.S. 000’s)	Month Ended	Filing to
	July 31, 2009	Date
Cash flows from operating activities:
Net income (loss)	$17,762	(210,970)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
ESOP and stock option compensation expense	83	2,096
Depreciation and amortization	3,148	55,722
Assets beyond economic repair and reserve for inventories	46	1,783
Mark to market adjustments on derivative contracts	(111)	19,115
Amounts paid for settled derivative contracts	–	(2,605)
Gain on disposal of equipment and other assets, net	(3)	(8,536)
Loss on early extinguishment of debt	–	1,175
Reorganization items	5,486	222,926
Changes in operating assets and liabilities:
Restricted investments	(8,974)	(90,915)
Receivables	480	16,369
Security and other deposits	(1,105)	(4,596)
Maintenance reserve payments	(2,064)	(8,880)
Prepaid expenses and other assets	(5,107)	5,722
Inventories	394	2,333
Accounts payable	3,066	5,333
Air traffic liability	(8,822)	(82,599)
Other accrued expenses and income tax payable	2,621	(16,900)
Deferred revenue and other liabilities	(985)	(9,655)
Net cash provided by (used in) operating activities	5,915	(103,082)

Cash flows from reorganization activities
Net cash provided by (used in) reorganization activities	(1,311)	(17,709)

Total net cash provided by (used in) operating activities	4,604	(120,791)

Cash flows from investing activities:
Aircraft purchase deposits made	(285)	(8,569)
Aircraft purchase deposits returned	16	11,620
Sale of short-term investment	–	8,800
Proceeds from the sale of property and equipment and assets held for sale	25	59,777
Capital expenditures	(680)	(19,714)
Proceeds from the sale of aircraft – reorganization	–	214,296
Net cash provided by (used in) investing activities	(924)	266,210

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
CONTINUED

(In $U.S. 000’s)	Month Ended	Filing to
	July 31, 2009	Date

Cash flows from financing activities:
Proceeds from Debtor-in-Possession financing (post-petition)	–	40,000
Extinguishment of long-term borrowings	–	(33,754)
Principal payments on long-term borrowings	(2,271)	(42,658)
Principal payments on short-term borrowings	(3,000)	(6,139)
Payment of financing fees	(31)	(3,690)
Extinguishment of long-term borrowings – reorganization	–	(138,655)
Net cash used in financing activities	(5,302)	(184,896)

Increase (decrease) in cash and cash equivalents	(1,622)	(39,477)
Cash and cash equivalents at beginning of period	69,401	107,256
Cash and cash equivalents at end of period	$67,779	67,779

The accompanying notes are an integral part of the financial statements.

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
NOTES TO MONTHLY OPERATING REPORT

1.  Background and Organization

General – Frontier Airlines Holdings, Inc. (“Frontier Holdings” or the “Company”) is an international airline carrier ranking as the second largest carrier out of Denver International Airport, with an average of 315 daily system-wide departures and arrivals.

Chapter 11 Reorganization Cases – On April 10, 2008 (the “Petition Date”), Frontier Holdings and its two subsidiaries (the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. On April 24, 2008, the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors.

2.  Basis of Presentation

Condensed Consolidated Debtor-in-Possession Financial Statements – The unaudited financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors.  The results of operations for the period from April 11 to April 30, 2008 were estimated based upon estimates that included the use of statistical data, processed revenue, fuel purchases, and a pro-ration of calendar days within the month of April.  Amounts presented in the unaudited statement of cash flows for the period from April 11 to April 30, 2008 were estimated based on estimated asset and liability balances as of the filing date and actual balances as of April 30, 2008, as well as the aforementioned estimated results of operations for the period from April 11 to April 30, 2008.

In June 2008, the FASB issued EITF 08-3, "Accounting by Lessees for Maintenance Deposits", on the accounting for maintenance deposits under an arrangement accounted for as a lease.  EITF 08-3 applies to the lessee’s accounting for maintenance deposits paid by a lessee under an arrangement accounted for as a lease that are refunded only if the lessee performs specified maintenance activities.   EITF 08-3 requires that lessees continually evaluate whether it is probable that an amount on deposit with a lessor will be returned to reimburse the costs of the maintenance activities incurred by the lessee. When an amount on deposit is less than probable of being returned, it shall be recognized as additional expense. When the underlying maintenance is performed, the maintenance costs shall be expensed or capitalized in accordance with the lessee's maintenance accounting policy. EITF 08-3 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, including interim periods within those fiscal years. Earlier application by an entity that has previously adopted an alternative accounting policy is not permitted. Prior to the adoption of EITF 08-3, the Company recorded its maintenance payments, or supplemental monthly payments under aircraft lease agreements, as an expense when paid.

The Company recognized the effect of the change as a change in accounting principle as of April 1, 2009, for all arrangements existing at this effective date, as an adjustment to the opening balance of retained earnings in the amount of $124.5 million.  The cumulative effect adjustment is the difference between the amounts recognized in the statement of financial position before initial application of this Issue and the amounts recognized in the statement of financial position at initial application of this Issue.

American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7. Further information concerning the Debtors’ accounting policies can be found in the footnotes to our Annual Report on Form 10-K for the period ended March 31, 2009 filed with the United States Securities and Exchange Commission.

Case Number:  08-11298 (RDD) (Jointly Administered)

The unaudited consolidated financial statements have been derived from the books and records of the Debtors.  Certain financial information, however, has not been subject to procedures that typically would be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and, upon the application of such procedures, the Debtors believe that the financial information will be subject to changes.  These changes could be material.  The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that typically would be made for quarterly financial statements in accordance with U.S. GAAP.  Certain prepaid balances and pre- and post-petition trade accounts payable balances are subject to further review and reclassification.  In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended March 31, 2009 filed with the United States Securities and Exchange Commission.

The results of operations contained herein are not necessarily indicative of results that may be expected from any other period or for the full year, and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.

Case Number:  08-11298 (RDD) (Jointly Administered)

Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein.

Property and Equipment, net – Recorded at cost net of accumulated depreciation.

    Reclassification of Prior Month Amounts - Certain prior month items have been reclassified to conform to the current month presentation.

Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt for the reporting periods, including debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.

Taxes – The Debtor accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws.

The Debtors have received approval to pay pre-petition employee withholding obligations in addition to employment and wage related taxes, sales and use taxes, and certain other taxes due in the normal course of business through certain first day motions.  As such, the Debtors have paid such taxes when due.

Further, employee withholding obligations are pre-funded by the Debtors and paid directly by the Debtors’ payroll contractor, Automatic Data Processing, Inc. (“ADP”).  Thus, no further information regarding taxes is included in this report.

3.  Cash Management System & Use of Cash

The Court has entered an order authorizing the Debtors to continue to use their existing cash management system including: (i) investment guidelines; (ii) maintenance of existing bank accounts and business forms; and (iii) the authorization to open and close bank accounts.  The Debtors are continuing to collect and disburse cash since the Petition Date using the existing cash management system.

Case Number:  08-11298 (RDD) (Jointly Administered)

4.  Reorganization Items

SOP 90-7 requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under Chapter 11.  The Debtors’ reorganization items consist of the following:

(In $U.S. 000’s)	Month ended July 31, 2009	Filing to Date

Professional fees directly related to reorganization	$2,033	28,777
Unsecured claims allowed by the court	–	177,817
Loss on sale-leaseback transaction	–	4,654
Write-off of debt issuance cost	–	1,833
(Gain)/loss on the sale of aircraft (1)	3,453	575
Cost related to the early return and sale of aircraft	–	2,418
Write-off of equipment note	–	13,541
Gains on contract terminations and cure payment reductions, net	–	(7,662)
Other	–	973
Total reorganization items	$5,486	222,926

Professional fees directly related to the reorganization (“Professional Fees”) include fees associated with advisors to the Debtors, the statutory committee of unsecured creditors and certain secured creditors.   Other expenses are primarily related to gains and losses related to a plan to reduce capacity, gain/(loss) on contract terminations, unsecured claims allowed by the courts and penalty fees incurred during 1110 provisions of Bankruptcy.  Professional Fees are estimated by the Debtors and will be reconciled to actual invoices when received.

(1)	Includes $6.9 million of accelerated depreciation for an A318 aircraft that the Company plans to sell in August 2009.

5.  Liabilities Subject to Compromise

As a result of the Chapter 11 Filings, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. At hearings held in April 2008, the Court granted final approval of many of the Debtors’ “first day” motions covering, among other things, human capital obligations, supplier relations (including fuel supply and fuel contracts), insurance, customer relations, business operations, certain tax matters, cash management, utilities, case management and retention of professionals.

The Debtors may reject pre-petition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Bankruptcy Court.  Damages resulting from rejection of executory contracts and unexpired leases are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. Holders of pre-petition claims were required to file proofs of claims by the bar date. The deadline for the filing of proofs of claims against the Debtors in this case was November 17, 2008.

  A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the Chapter 11 cases.  Differences between liability amounts estimated by the Debtors and claims filed by creditors will be investigated and, if necessary, the Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be treated cannot be made until the Court approves a Chapter 11 plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

Case Number:  08-11298 (RDD) (Jointly Administered)

SOP 90-7 requires pre-petition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.

Liabilities subject to compromise consist of the following:

(In $U.S. 000’s)	July 31, 2009

Accounts payable and other accrued expenses	$232,544
Accrued interest expense	2,879
Secured aircraft debt	352,049
Convertible bonds	92,000
Total liabilities subject to compromise	$679,472

Liabilities subject to compromise includes trade accounts payable related to pre-petition purchases, all of which were scheduled for payment in the post-petition period.  As a result, the cash flows from operations were favorably affected by the stay of payment related to these accounts payable.

6.   Post-petition Accounts Payable

To the best of the Debtors’ knowledge, all undisputed post-petition accounts payable have been and are being paid under agreed-upon payment terms except for approximately $3.4 million of invoices received, not yet paid, as of July 31, 2009.

7.   Passenger Facility Charges

Passenger Facility Charges (“PFC”) are assessed on the sale of tickets to end customers and are collected by the Company as an agent and remitted to the respective taxing authority.  These taxes and fees are recorded as a liability until remitted to the respective taxing authority.  As mandated by Federal Regulations for any air carrier that has filed for protection under chapter 11 of the Bankruptcy Code, the Company established a separate reserve account for these funds.  The balances of collected PFC funds as of July 31, 2009 was $4.5 million and are included in cash and cash equivalents in the condensed and consolidated balance sheet.

8.  Debtor-in-Possession (“DIP”) Financing

On March 20, 2009, the Bankruptcy Court approved an order authorizing a $40 million Amended and Restated DIP Credit Facility (“Amended DIP Credit Agreement”) with Republic Airways Holdings, Inc.  The Bankruptcy Court also allowed the damage claim of Republic Airways Holdings, Inc. in the amount of $150 million arising from the Debtors’ rejection of the Airline Services Agreement with Republic Airlines, Inc. and Republic Airways Holdings, Inc.   The allowance of this claim was a condition to Republic Airways Holdings, Inc. providing the Amended DIP Credit Agreement.  The Company retired the existing $30 million DIP Credit Agreement on April 1, 2009.

9.  Plan of reorganization

On June 22, 2009, the Company filed its proposed plan of reorganization and a related disclosure statement with the U.S. Bankruptcy Court for the Southern District of New York. The Company also filed a motion to approve an investment agreement with Republic Airways Holdings, Inc. (“Republic”), subject to higher and better proposals under a court-supervised auction.   On August 13, 2009, the Debtors concluded the auction and determined that Republic had submitted the highest and otherwise best proposal for the purchase of the Compnay.  As part of the winning proposal, Republic agreed to waive recovery on its allowed $150.0 million unsecured claims increasing the potential recovery for the remaining unsecured claims.  The Company entered into the Second Amended and Restated Investment Agreement with Republic on August 13, 2009.  This revised Investment Agreement retains a purchase price of $108.8 million, with $28.8 million of the purchase price allocated to payment of the unsecured creditors.  Under the revised Investment Agreement and the Debtors’ Plan of Reorganization, the Company’s current outstanding common stock will have no value and will be canceled. The confirmation hearing on the Plan of Reorganization is currently scheduled for September 10, 2009.  Assuming the Plan of Reorganization is confirmed at that hearing, the Company expects to consummate the Plan and the Investment Agreement and emerge from Chapter 11 in September 2009. There can be no assurance at this time, however, that the Plan of Reorganization will be confirmed by the Bankruptcy Court, or that the plan will be implemented successfully.

Case Number:  08-11298 (RDD) (Jointly Administered)